AMENDMENT NO. 1 TO
FUNKO, INC.
2024 INDUCEMENT AWARD PLAN

This amendment (“Amendment”) to the 2024 Inducement Award Plan (the “Inducement Plan”) of Funko, Inc., a Delaware corporation (the “Company”) is made pursuant to Section 12.1 of the Inducement Plan, effective as of March 11, 2026.
WITNESSETH THAT:
WHEREAS, the Company presently maintains the Inducement Plan for the benefit of its employees;
WHEREAS, pursuant to Section 12.1 of the Inducement Plan, the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”) (to the extent that the Board’s powers or authority under the Inducement Plan have been delegated to the Compensation Committee) may amend, suspend, or terminate the Inducement Plan at any time;
WHEREAS, the Inducement Plan is exempt from Nasdaq rules requiring stockholder approval of “equity compensation plans” pursuant to the Nasdaq Rule 5635(c)(4) exemption for “employment inducement awards,” and, accordingly, the Amendment shall not be submitted to the Company’s stockholders for their approval; and
WHEREAS, the Board believes it is in the best interests of the Company to amend the Inducement Plan as set forth in this Amendment.
NOW THEREFORE, the Inducement Plan is hereby amended as follows:
1.Capitalized Terms. All capitalized terms used and not defined in this Amendment shall have the meanings given thereto in the Inducement Plan.
2.Amendment to the Plan. Section 3.1 of the Inducement Plan is hereby amended to the following:
“Number of Shares. Subject to Sections 3.1(b) and 12.2, Awards may be made under the Plan covering an aggregate number of Shares equal to 2,500,000. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, or treasury Common Stock.”
3.Ratification and Confirmation. Except as specifically amended by this Amendment, the Inducement Plan is hereby ratified and confirmed in all respects and remains valid and in full force and effect.
4.Governing Law. To the extent not preempted by federal law, this Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to conflicts or choice of law principles.

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I hereby certify that the foregoing Inducement Plan was adopted by the Board of Directors of Funko, Inc. on March 11, 2026.
Executed on March 12, 2026.

/s/ Tracy D. Daw
Corporate Secretary